SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): February 27, 2003



                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)



         Minnesota                       000-19370              41-1503914
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)        Identification No.)


                   150 Motor Parkway, Hauppauge, NY 11788-5145
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (631) 232-7000

Item 5.  Other Events and Regulation FD Disclosure

        As previously reported, Curative Health Services, Inc. (the "Company") acquired all of the outstanding capital stock of Apex Therapeutic Care, Inc. ("Apex") on February 28, 2002. The consideration paid by the Company consisted of $18,700,000 in cash, a $5,000,000 contingent convertible note and 1,805,970 shares of Curative common stock (the "Shares") which were subsequently registered for resale by the shareholders of Apex on a Form S-3 registration statement. In connection with the acquisition of Apex, the Company and the shareholders of Apex entered into a Registration Rights and Lock-Up Agreement which restricted the ability of the Apex shareholders to resell the Shares.

        On February 27, 2003, the Company and the shareholders of Apex amended the Registration Rights and Lock-Up Agreement to reuse the schedule for release of the shares from the lockup covenant. The following table provides the date and number of the Shares that will become freely tradable in accordance with the provisions of the Registration Rights and Lock-Up Agreement as amended, subject to the Company's right to waive these restrictions at any time as to some or all of the shares.

                   Date                No. of Shares Tradable
                 --------              ----------------------
                 08/29/02                      757,278
                 03/01/03                      286,159
                 05/29/03                      222,799
                 08/29/03                      222,421
                 11/29/03                      220,000
                 02/29/04                       97,313
                                             ---------
                  Total:                     1,805,970

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            CURATIVE HEALTH SERVICES, INC.


Date:  February 28, 2003                    By   /s/ Joseph Feshbach
                                                ---------------------
                                                     Joseph Feshbach
                                                     Chief Executive Officer